UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): December 30, 2004

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-16129 (Commission File Number)	33-0927079 (IRS Employer Identification Number)

One Enterprise Drive Aliso Viejo, California (Address of principal executive offices)	92656-2606 (Zip Code)

(949) 349-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communication pursuant to Rule 425 under Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 30, 2004, the Company notified the Trustee for its Indenture related to the Company’s $330 million senior convertible notes due in 2024 that the Company had exercised its right under the Indenture to pay in cash the principal amount of the senior notes presented for conversion. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 to this Report. The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description
99.1	Press Release Issued by Fluor Corporation on December 30, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 3, 2005	FLUOR CORPORATION
	By:	/s/ D. MICHAEL STEUERT
D. Michael Steuert
Senior Vice President and Chief Financial Officer

FLUOR CORPORATION
INDEX OF EXHIBITS

Exhibit
Number	Description
99.1	Press Release Issued by Fluor Corporation on December 30, 2004